UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 7, 2025
Date of Report
(Date of earliest event reported)

COUPANG, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40115	27-2810505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
720 Olive Way, Suite 600
Seattle, Washington 98101
(Address of principal executive offices, including zip code)

(206) 333-3839
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock, par value $0.0001 per share	CPNG	New York Stock Exchange
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities
As previously reported on the Current Reports on Form 8-K filed on December 18, 2023 and January 31, 2024, on December 18, 2023, Coupang, Inc. (the “Company”) and certain funds managed and/or advised by Greenoaks Capital Partners, LLC (“Greenoaks”) established a limited partnership named Surpique LP (f/k/a Athena Topco LP), a Delaware limited partnership (“Surpique LP”), for the purpose of acquiring all of the business and assets of Farfetch Holdings plc, a public limited company organized under the laws of England and Wales, and, following the closing of the transactions described therein, the Company held an 80.1% equity interest and Greenoaks held a 19.9% equity interest in Surpique LP.
On April 7, 2025, the Company entered into a Master Transaction Agreement (the “Agreement”), by and among Greenoaks Capital Opportunities Fund V LP, a Cayman Islands exempted limited partnership and a fund managed by Greenoaks, the Company, Surpique GP LLC, a Delaware limited liability company, Surpique LP, Surpique Holdings Limited, a private limited company incorporated under the laws of England and Wales, and Surpique Merger Sub, Inc., a Delaware corporation, pursuant to which, among other things, the parties completed certain reorganization and acquisition steps resulting in the indirect acquisition by the Company of Surpique LP’s limited partner units representing all of Greenoaks’ equity interest in Surpique LP, and all rights and obligations associated with such limited partner units. In consideration of the foregoing, concurrently with the execution of the Agreement and the consummation of the transactions contemplated thereby, the Company has paid to Greenoaks an aggregate purchase price of $140,096,101, consisting of a $14,096,101 cash payment and the issuance to Greenoaks of 5,465,099 shares of Class A Common Stock of the Company, par value $0.0001 per share (“Class A Common Stock”), at a price per share equal to the volume weighted average price of Class A Common Stock for the 30-trading day period ending as of the close of markets on April 4, 2025. None of the shares of Class A Common Stock issued in connection with the transactions contemplated by the Agreement will be registered under the Securities Act of 1933, amended (the “Securities Act”), at the time of such issuance, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.
Mr. Neil Mehta, a member of the Company’s Board of Directors and the Lead Independent Director, founded and has served as a Managing Partner of Greenoaks since April 2012. In addition, Greenoaks and certain funds and accounts to which Greenoaks serves as the investment adviser and related persons or entities, including Mr. Mehta, collectively own approximately 3.2% of the Company’s Class A Common Stock.
This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy shares of common stock or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUPANG, INC. (REGISTRANT)

By:	/s/ Harold Rogers
Harold Rogers
General Counsel and Chief Administrative Officer

Dated: April 8, 2025